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                             USA TECHNOLOGIES, INC.
                       1997 COMMON STOCK PURCHASE WARRANTS
                                WARRANT AGREEMENT

                  WARRANT AGREEMENT dated as of the 8th day of April, 1997, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation (hereinafter called the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as warrant agent (hereinafter called the "Warrant Agent").
                  WHEREAS, the Company at or about the same time that it is entering into this Agreement, is issuing 1997 Common Stock Purchase Warrants ("1997 Warrants") to purchase up to 1,600,000 shares of Common Stock, no par value of the Company ("Common Stock"). Each Warrant represents the right to purchase from the Company one (1) share of Common Stock at the purchase price ("Purchase Price") of $.20 per share for a period commencing on April 8, 1997 and ending at 5:00 p.m., August 31, 1997, and $.40 per share commencing on September 1, 1997 and ending on 5:00 p.m., on the fifth annual anniversary of the termination date of the Units containing the Warrants (the "Termination Date"), subject to the terms and conditions hereinafter set forth; and
                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and replacement of the certificates evidencing the Warrants (the "1997 Warrant Certificate") and the exercise of the Warrants, and to act as depository for the Warrant Certificates.

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                  NOW, THEREFORE, in consideration of the premises and the
mutual agreements herein set forth, the parties hereby agree as follows:
                  Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.
                  Section 2. Form of Warrant Certificates. The text of the Warrant Certificates (and the form of election to purchase shares to be printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" attached hereto, and may have such letters, numbers,or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rules or regulations of any stock exchange. The Warrant Certificates may bear such notice of restriction on transfer and/or exercise as the Company's counsel may deem necessary or appropriate for the Company to comply with all federal or state laws or regulations, including securities laws. The Warrant Certificates shall be dated as of the date of issuance thereof by the Warrant Agent, either upon initial issuance or upon transfer or exchange, and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock at the Purchase Price, subject to all of the terms and

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conditions hereof.  Warrant Certificates shall be numbered serially with the notation W97 for the Warrants.
                  Section 3. Countersignature and Registration. The Warrant Agent shall keep, or cause to be kept, at its principal office, books for the transfer and registration of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates.
                  The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any Vice President, by facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as Warrant Agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be so countersigned, however, by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.
                  Section 4.  Transfers and Exchanges.
                  A.  Subject to the provisions of Section 10 hereof, any

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Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Warrant Certificates shall make such request in writing delivered to Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined,or exchanged at the principal office of Warrant Agent. Subject to Section 4.B, Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate, or Warrant Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any transfers, split up, combination, or exchange of Warrant Certificates.
                  B. As a condition to the transfer, split up, combination, or exchange of any Warrant Certificate or Warrant Certificates, pursuant to Section 4.A, the holder and/or proposed holder of such Warrant Certificate or Warrant Certificates, shall execute and deliver such representations, warranties, and covenants, that may be required by applicable federal and state securities law, or that the Company determines is reasonably necessary in connection with the transfer, split up, combination or

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exchange of such Warrant Certificate or Warrant Certificates, and the Warrant
Certificate or Warrant Certificates to be issued by the Warrant Agent shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable federal or state securities laws, or as shall be reasonably required by the Company.

                  Section 5.  Exercise of the Warrants.

A. Subject to the provisions of this Agreement, each registered holder of a Warrant Certificate shall have the right which may be exercised commencing at the opening of business on April 8, 1997 (the "1997 Warrant Date"), and which shall terminate at 5:00 p.m., on the fifth annual anniversary of the termination date of the offering of the Units containing the Warrants (the "Termination Date"), or such later date or dates as the Company may determine (the "1997 Warrant Termination Date"), to purchase from the Company, and the Company shall issue and sell to such registered holder of the Warrant Certificate, the number of fully paid and non-assessable shares of Common Stock specified in such Warrant Certificate, upon surrender to the Company at the office of the Warrant Agent of such Warrant Certificate, with the form of election to purchase on the reverse thereof duly filled in and signed and upon payment to the Company of the Purchase Price, determined in accordance with the provisions of Sections 8 and 9 of this Agreement, for the number of Common Shares in respect of which such Warrants are then exercised. Payment of such Purchase Price

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shall be made in cash or by certified check or bank draft payable to the order of the Company. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of a Warrant.
                  B. Upon the surrender of the Warrant Certificate, with the form of election to purchase duly executed, and payment of the Purchase Price as aforesaid, the Warrant Agent shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock as of the date of the surrender of such Warrant Certificate and payment of the Purchase Price as aforesaid; provided, however, that if, at the date of surrender of such Warrant Certificate and payment of such Purchase Price, the transfer books for the Common Stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Common Stock in respect to which such Warrants are then exercised shall be issuable as of the next date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such Common Stock.
                  C. The rights of purchase represented by the Warrant Certificate shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for

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part only of the Common Stock specified therein and, in the event that any
Warrant Certificate is exercised in respect of less than all of the Common Stock specified therein at any time prior to the Warrant Termination Date, a new Warrant Certificate or Warrant Certificates will be issued to such registered holder for the remaining number of shares of Common Stock specified in the Warrant Certificate so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate pursuant to the provisions of this Section and of Section 3 of this Agreement.
                  D. No Warrant is exercisable by a holder unless, at the time of exercise by such holder, (1) there is either (a) a registration statement or prospectus covering the shares of Common Stock underlying the Warrant that is effective under (i) the Securities Act of 1933, as amended, and (ii) the securities laws of the state of the address of record of such holder, or (b) an exemption is available from registration for the exercise of the Warrant and issuance of the shares of Common Stock in the opinion of counsel to the Company; and (2) such exercise and issuance would otherwise be in compliance with applicable law in the opinion of counsel to the Company. No Warrant may be, directly or indirectly, transferred to, or exercised by, any person in any state where such transfer or exercise would violate any law, including securities law, of such state in the opinion of counsel to the Company.
                  E. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled

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to any rights of a shareholder of the Company with respect to the shares for which the Warrants are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
                  F. To the extent that any Warrant Certificates remain outstanding and unexercised at 5:00 p.m. on the 1997 Warrant Termination Date, such outstanding Warrant Certificates, and any and all rights to purchase Common stock associated therewith, shall automatically become null and void and shall have no further force or effect whatsoever.
                  Section 6. Mutilated or Missing Warrants. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.
                  Section 7.  Reservation of Common Stock.

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                  A. There have been reserved, and the Company shall at all
times keep reserved out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants. The Company agrees that all Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.
                  B. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any Common Stock or of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable only if so provided in Section 10 of this Agreement.
                  C. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrant Certificates shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the Warrant Expiration Date, the Warrant Agent shall certify to the Company the

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total aggregate amount of Warrant Certificates then outstanding, and thereafter no Common Stock shall be subject to reservation in respect to such Warrants which shall have expired.
                  Section 8. Purchase Price. The Purchase Price at which Common Stock shall be purchasable pursuant to the Warrants shall be $.20 per share at any time from the Warrant Date until 5:00 p.m. on August 31, 1997, and $.40 per share at any time thereafter until the 1997 Warrant Termination Date; provided, such price shall be subject to adjustment as provided in Section 9 hereof. In addition to the adjustments required by Section 9, the Company may, at any time or from time to time prior to the 1997 Warrant Termination Date, reduce the Purchase Price for such period or periods of time as the Company deems appropriate.
                  Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Purchase Price, the number of shares of Common Stock covered by each Warrant, and the number of Warrants outstanding, shall be subject to adjustment from time to time only as set forth hereinafter:
                  A. In case the Company shall declare a Common Stock dividend on the Common Stock, then the Purchase Price shall be proportionately decreased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock.
                  B. If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Purchase Price immediately prior to such

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subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the Purchase Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Purchase Price shall become effective at the close of business on the record date for such subdivision or combination. The Purchase Price shall be proportionately increased or decreased, as the case may be, in proportion to such increase or decrease, as the case may be, of outstanding shares of Common Stock.
                  C. Upon any adjustment of the Purchase Price as hereinabove provided, the number of shares of Common Stock issuable upon exercise of the Warrants remaining unexercised immediately prior to such adjustment, shall be changed to the number of shares determined by dividing (i) the aggregate
Purchase Price payable for the purchase of all shares of Common Stock issuable upon exercise of all the Warrants remaining unexercised immediately prior to such adjustment, by (ii) the Purchase Price per share of Common Stock in effect immediately after such adjustment. Pursuant to this formula, the total sum payable to the Company upon the exercise of the Warrants remaining unexercised immediately prior to such adjustment shall remain constant.
                  D. (i) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, person, or entity, or the sale of all or substantially all of its assets to another

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corporation, person, or entity, shall be effected in such a way that holders of
Common Stock shall be entitled to receive stock, securities, cash, property, or assets with respect to or in exchange for Common Stock, and provided no election is made by the Company pursuant to subsection (ii) hereof, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, person, or entity, as the case may be, shall execute with the Warrant Agent a supplemental Warrant Agreement providing that each registered holder of a Warrant Certificate shall have the right thereafter and until the 1997 Warrant Termination Date to exercise such Warrants for the kind and amount of stock, securities, cash, property, or assets receivable upon such reorganization, reclassification, consolidation, merger, or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to subsequent adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 9.
                     (ii) Notwithstanding subsection (i) hereof and in lieu thereof, the Company may elect by written notice to the registered holder of the Warrant Certificates, to require such registered holder to exercise all of the Warrants remaining unexercised prior to any such reorganization, reclassification, consolidation, merger or sale. If the holder of any Warrant

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Certificate shall not exercise all or any part of the Warrants remaining unexercised prior to such event, such unexercised Warrants shall automatically become null and void upon the occurrence of any such event, and of no further force and effect. The Common Stock issued pursuant to any such exercise shall be deemed to be issued and outstanding immediately prior to any such event, and shall be entitled to be treated as any other issued and outstanding share of Common Stock in connection with such event.
                  E. The form of Warrant Certificate need not be changed because of any change pursuant to this Section 9, and Warrant Certificates issued after such change may state the same Purchase Price and the same number of shares of Common Stock as is stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificates that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.
                  Section 10.  Fractional Interest.
                  A. The Company shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants.
                  B. Upon the exercise of the Warrants, the Company shall not be required to issue fractional shares of its Common Stock, or

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to distribute certificates which evidence fractional shares. In lieu of the issuance of any such fractional shares on the exercise of the Warrants, and provided that the holder of the Warrant Certificates being exercised has exercised all of the Warrants then held by such holder, the Company shall pay cash to the registered holder of the Warrants in an amount equal to the value of such fractional shares based on the market value of the Common Stock on the last trading day prior to the exercise date. If the holder of such Warrant Certificates has not exercised all of the Warrants then held by such holder, the Company shall not be required to purchase any such fraction.
                  Section 11.  Notices to Warrant Holders.
                  Upon any adjustment of the Purchase Price, the number of shares of Common Stock issuable on exercise of each Warrant, or the number of Warrants are adjusted as provided in Section or if the Purchase Price is reduced by the Company, or the Warrant Date or 1997 Warrant Termination Date are adjusted by the Company, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Purchase Price resulting from such adjustment, the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of each Warrant, and the increase or decrease, if any, in the number of Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
                  Section 12.  Disposition of Proceeds on Exercise of Warrants.

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                  A. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.
                  B. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrant Certificates during normal business hours.
                  Section 13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company succeeding to the corporate trust business of the Warrant Agent, shall be the successor Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant

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Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement. In the event the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
                  Section 14. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound.
                  A. The statements of facts and recitals contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein expressly provided.
                  B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants

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contained in this Agreement or in the Warrant Certificates to be complied with by the Company.
                  C. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.
                  D. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
                  E. To the extent, and in the amounts agreed upon between the Company and the Warrant Agent, the Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in connection with this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with this Warrant Agreement. The Company also agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in connection with the Warrant Agreement except as a result of the Warrant Agent's negligence,

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willful misconduct, or bad faith.
                  F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceedings or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.
                  G. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence, willful misconduct or bad faith.
                  H. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder

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either itself or by or through its attorneys, agents or employees, and the
Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.
                  I. Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or Vice President or its Secretary or an Assistant Secretary or its Treasurer or Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.
                  Section 15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company notice in writing, and to the holders of the Warrant Certificates notice by mailing such notice to holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent.

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If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the Commonwealth of Pennsylvania or any other state in the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.
                  Section 16. Right of Action. All rights of action in respect of this Agreement are vested in the respective registered

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holders of the Warrant Certificates; and any registered holder of any Warrant
Certificate, without the consent of Warrant Agent or of the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce,or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.
                  Section 17. Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate, by accepting same, consents and agrees with Company, Warrant Agent, and with every other holder of a Warrant Certificate that:
                  A. The Warrants are transferable only on the registry books of Warrant Agent upon surrender of the Warrant Certificates at the principal office of Warrant Agent and only as provided in Section 4; and
                  B. The Company and Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or Warrant Agent) for all purposes whatsoever, and neither the Company nor Warrant Agent shall be affected by any notice to the contrary.
                  Section 18. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the Common Stock (other

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than Warrant Agent) or any subsequent transfer agent for Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.
                  Section 19. Notices. Any notice pursuant to this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                     USA Technologies, Inc.
                     200 Plant Avenue
                     Wayne, Pennsylvania 19087
                     Attn: George R. Jensen, Jr., President

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:
                     American Stock Transfer &
                       Trust Company
                     40 Wall Street
                     New York, New York 10005

                  Section 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend the Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or

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supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the holders of Warrant Certificates.
                  Section 21. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
                  Section 22. Interpretation. This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be constructed in accordance with the laws of said Commonwealth.
                  Section 23. Benefits of this Agreement. Nothing in this
Warrant Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.
                  Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall

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for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

                                          USA TECHNOLOGIES, INC.

Attest:_______________________________    By:___________________________________
                                             George R. Jensen, Jr.,
                                             President



                                          AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY

Attest:_______________________________    By:___________________________________
                                             Authorized Officer

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